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Exhibit 99.1

FOSTER WHEELER ELECTS JOHN T. LA DUC
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

        HAMILTON, BERMUDA, April 14, 2004—Foster Wheeler Ltd. (OTCBB: FWLRF) announced today that its board of directors has elected John T. La Duc, 61, as executive vice president and chief financial officer.    Mr. La Duc was most recently executive vice president and chief financial officer of Kaiser Aluminum Corporation.

        "Foster Wheeler is very fortunate to be able to attract an individual with the experience, integrity, and expertise that John provides. He is the perfect individual to lead the finance functions for our company as we move toward completion of our restructuring and as we structure Foster Wheeler for long-term success. I am very much looking forward to working with John once again," said Raymond J. Milchovich, chairman, president and chief executive officer.

        Brian K. Ferraioli, who has served as acting chief financial officer since January 30, 2004, will continue in his position as vice president and controller of Foster Wheeler Ltd. worldwide. "I also want to thank Brian for his excellent work serving as acting CFO these past few months and look forward to his continuing as one of the key members of our finance team as we go forward," added Mr. Milchovich.

        Mr. La Duc spent nearly thirty-five years with Kaiser Aluminum, serving as executive vice president and chief financial officer from 1990 to 2004. In that capacity he was responsible for all treasury, controller's, tax, credit, insurance and investor relations functions. He led the company's banking arrangements and capital markets activities and more recently had an integral role in Kaiser's ongoing restructuring activities.

        Mr. La Duc holds a Bachelor of Science Degree in Engineering Sciences from Purdue University and an MBA in Finance from Stanford University.

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1.
Notes to Editors:

  Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the refining, oil and gas, petrochemical, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, visit our Web site at www.fwc.com.

2.
Safe Harbor Statement

  This news release contains forward-looking statements that are based on management's assumptions, expectations and projections about the company and the various industries within which the company operates. These include statements regarding our expectations regarding revenues (including as expressed by our backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The company cautions that a variety of factors, including but not limited to the factors described under the heading "Business—Risk Factors of the Business" in the company's most recent annual report on Form 10-K and the following, could cause the company's business conditions and results to differ materially from what is contained in forward- looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the power, oil and gas, pharmaceutical, chemical/petrochemical and environmental industries, changes in the financial condition of our customers, changes in regulatory environment, changes in project design or schedules, contract cancellations, changes in estimates made by the company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, currency fluctuations, war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided, outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure, protection and validity of patents and other intellectual property rights, increasing competition by foreign and domestic companies, changes in financial markets, compliance with debt covenants, monetization of certain power systems facilities, implementation of our restructuring plan, recoverability of claims against customers and others, changes in estimates used in critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us.

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04-14-04
 Media Contact:                Richard Tauberman                908-730-4444
Other Inquiries:                 908-730-4000

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  Exhibit 99.1
FOSTER WHEELER ELECTS JOHN T. LA DUC EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER